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                                                                    EXHIBIT 21.1


                                  SUBSIDIARIES


1. Signature Brands, Inc., an Ohio corporation, a wholly owned subsidiary of Signature Brands USA, Inc.

2. Java Kava International, Ltd., a U.S. Virgin Island corporation, a wholly owned subsidiary of Signature Brands, Inc.